EXHIBIT 10.4

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (“Agreement”) is made this 27th day of January, 2010 (the “Effective Date”), by and between Stanford International Bank, Ltd., an entity organized under the laws of Antigua (“Stanford”), and DGSE Companies, Inc., a Nevada corporation (the “Company”) and is acknowledged and agreed to by Superior Galleries, Inc., a subsidiary of the Company (“Superior”).

WITNESSETH:

WHEREAS, Superior and Stanford are parties to that certain Amended and Restated Commercial Loan and Security Agreement dated as of May 30, 2007 ( the “Credit Agreement”) and as of the date hereof, the books and records of Stanford reflect total outstanding principal in the amount of $10,550,000 (such amount, together with all accrued but unpaid interest with respect thereto, the “Outstanding Debt”) under the Credit Agreement.

WHEREAS, the Company desires to issue 1,000 shares (the “Shares”) of its common stock, $0.01 par value per share (“Common Stock”), in full satisfaction of the Outstanding Debt, and in consideration for receiving the Shares, Stanford agrees to cancel the Outstanding Debt and terminate the Credit Agreement and all other agreements between the Company and Stanford.

WHEREAS, the United States District Court for the Northern District of Texas, Dallas Division (the “Court”) entered an order on February 17, 2009 appointing Ralph S. Janvey as receiver (the “Receiver”) for the assets of Stanford, Stanford Group Company, Stanford Capital Management, LLC, R. Allen Stanford, James M. Davis and Laura Pendergest-Holt, and the entities they own or control (the “Receivership Estate”).

WHEREAS, in connection with this Agreement, the Company, Stanford and certain other parties named therein, have entered into that certain Purchase and Sale Agreement of even date herewith (the “Purchase Agreement”), pursuant to which Stanford will issue and sell the Shares and all other equity securities it owns in the Company to the Buyers (as defined therein).

WHEREAS, the Company, Stanford and Dr. L.S. Smith are also parties to that certain Corporate Governance Agreement dated May 30, 2007 (the “Corporate Governance Agreement”) pursuant to which Stanford has the right to nominate up to two independent directors so long as Stanford Beneficially Owns (as defined therein) at least 15% of the outstanding shares of Common Stock.

WHEREAS, upon approval of the Purchase Agreement by the Court and after Closing, Stanford shall no longer have any rights under the Corporate Governance Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, Stanford and the Company hereby agree as follows:

1.	DEFINED TERMS: Any capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning given to them in the Purchase Agreement.

2.
ISSUANCE AND SALE OF SHARES:  Subject to approval of this Agreement by the Court (as evidenced by entry of a Sale Order), the Company shall issue the Shares to Stanford, at the Closing, and deliver to Stanford one or more certificates representing the Shares, registered in the name of Stanford or its nominees.

3.
CANCELLATION OF THE OUTSTANDING DEBT; TERMINATION OF SECURITY INTEREST: In consideration for receiving the Shares, Stanford hereby agrees that, as of the Closing, the Outstanding Debt shall be canceled and the Credit Agreement and all other agreements between the Company and Stanford shall be terminated.  Stanford acknowledges and agrees that upon the termination of the Credit Agreement, the security interest it holds in Superior pursuant to the Credit Agreement shall be terminated and released.  Stanford hereby authorizes the Company to file any termination statements or other filings pursuant to the provisions of the Uniform Commercial Code with respect to the termination of such security interest and agrees to execute any and all further documents as the Company may deem necessary to cause the termination and release of such security interest.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Company hereby represents and warrants to Stanford as follows:

A.
Power and Authority. The Company has the full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, including the issuance of the Shares.

B.
Valid Issuance of Shares.  The Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by Stanford.  Based in part upon the representations of Stanford in Section 5 of this Agreement, the Shares will be issued in compliance with or exempt from the registration or qualification requirements of all applicable federal and state securities laws.

5.	REPRESENTATIONS AND WARRANTIES OF STANFORD: Stanford hereby represents and warrants to the Company as follows:

A.
Power and Authority. Subject to Court approval (as evidenced by entry of a Sale Order), Stanford has the full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

B.
Accredited Investor.  Stanford is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Stanford has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.

C.
Disclosure of Information. Stanford has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. Stanford (i) has made its own independent investigation of the Company and has been furnished with such information relating to the Company and the Shares as Stanford has requested and (ii) has relied solely upon the information made available by the Company, the Company's representations and warranties contained in Section 4 hereof and its own analysis and due diligence, in making the decision to acquire the Shares pursuant to this Agreement. Stanford understands that its acceptance of the Shares in exchange for the satisfaction of the Outstanding Debt involves a high degree of risk.  Stanford has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

D.
Investment Representation. Stanford is acquiring the Shares for its own account and not with a view to distribution in violation of any securities laws.  Stanford has been advised and understands that the Shares have not been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and the Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.  Stanford has been advised and understands that the Company, in issuing the Shares, is relying upon, among other things, the representations and warranties of Stanford contained in this Section 5 in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

E.	Legends. Stanford understands that the Shares may bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

F.
Knowledge of the Receiver: To the extent that the Receiver or the Receivership Estate is deemed to have made any of the representations of Stanford in this Agreement, any such representation shall be made subject to the Receiver’s knowledge.  All such representations shall be binding on the Receiver and the Receivership Estate.

G.
Access to Information:  Without limitation to Section 5(C), Stanford has had access to all reports required to be filed by the Company (the "SEC Reports") under the 1934 Act as well as other material information concerning the Company which is known to the Buyers.  Stanford represents that it has had the opportunity to ask questions of, and receive answers from, the Company and the Buyers regarding the foregoing documents and information.

6.	MUTUAL RELEASE:

A.
Stanford, on its own behalf and on behalf of its past, present and future successors, assigns, agents, representatives, and attorneys, hereby completely releases, waives and forever discharges Superior, the Company and Dr. L.S. Smith (only with respect to the Corporate Governance Agreement), their past, present and future affiliates, and each of their past, present and future successors, assigns, shareholders, lenders, officers, directors, employees, agents, representatives and attorneys from any and all claims, rights, demands, actions, obligations, liabilities and causes of action of any and every kind, nature, and character whatsoever, known and unknown, which Stanford may now have or may in the future have, arising from or relating to the Outstanding Debt, the Credit Agreement and the Corporate Governance Agreement (the “Stanford Released Claims”), whether based on tort, contract (express or implied) or any federal, state or local law, statute or regulation; provided, however, that this Agreement does not release or discharge the Company from its obligations under this Agreement or the Purchase Agreement; provided, further, that this release shall not extend to any claims related to fraudulent inducement, conspiracy, theft or similar misconduct.

B.
The Company, on its own behalf and on behalf of Superior and Dr. L.S. Smith (only with respect to the Corporate Governance Agreement), hereby completely releases, waives and forever discharges Stanford and the Receiver from any and all claims, rights, demands, actions, obligations, liabilities and causes of action of any and every kind, nature, and character whatsoever, known and unknown, which Stanford may now have or may in the future have, arising from or relating to the Outstanding Debt, the Credit Agreement and the Corporate Governance Agreement (the “Company Released Claims”), whether based on tort, contract (express or implied) or any federal, state or local law, statute or regulation; provided, however, that this Agreement does not release or discharge Stanford from its obligations under this Agreement or the Purchase Agreement; provided, further, that this release shall not extend to any claims related to fraudulent inducement, conspiracy, theft or similar misconduct.

C.
The Parties hereto understand and agree that the release contained in this Section 6 is a full and final release covering all Stanford Released Claims and Company Released Claims, except as set forth in the provisos of Sections 6(A) and 6(B) above.

D.
Stanford, the Company and Superior hereby acknowledge that it or its attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Stanford Released Claims or the Company Released Claims, but that it is Stanford’s, the Company’s and Superior’s intention hereby fully, finally and forever to settle and release all of the Stanford Released Claims and the Company Released Claims, except as set forth in the provisos of Sections 6(A) and 6(B).  In furtherance of each Party’s intention, the release herein given shall be and remain in effect as a full and complete release notwithstanding the discovery or existence of any such additional or different claim or fact.

E.
Each of Stanford, the Company and Superior hereby represents and warrants that it has not heretofore assigned, transferred, granted, or purported to assign, transfer or grant, any of the claims, demands and cause of actions disposed of by this Section 6.  Each of Stanford, the Company and Superior agrees that it shall not (i) institute a lawsuit, arbitration or other legal proceeding based upon, arising out of, or relating to any of the claims, demands and causes of action disposed of by this Section 6, except as set forth in the provisos of Sections 6(A) or 6(B), (ii) participate, assist or cooperate in any such proceedings, unless and to the extent required or compelled by law, or (iii) encourage, assist and/or solicit any third party to institute any such proceeding.

7.
EFFECTIVENESS:  The effectiveness of this Agreement and the consummation of the transactions contemplated hereby are conditioned upon the Court’s approval (as evidenced by entry of a Sale Order) and the occurrence of the Closing pursuant to the terms of the Purchase Agreement.  In the event that the Court does not approve this Agreement or the Purchase Agreement or the Closing does not occur, this Agreement shall be of no force or effect.

8.
ENTIRE AGREEMENT:  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, representation and warranties, written or oral, with respect to the subject matter hereto.

9.
WAIVERS AND AMENDMENTS: Any term or provision of this Agreement may be amended or waived, or the time for its performance may be extended, only in writing by the party or parties entitled to the benefit thereof.

10.
SUCCESSORS AND ASSIGNS: Stanford shall have the right to assign its rights and obligations under this Agreement.  The Company shall not assign any interest in this Agreement to any other party without the prior consent of Stanford.  Subject to any limitations on assignment, this Agreement shall bind and benefit the parties and their respective representatives, successors and assigns.

11.
FURTHER ASSURANCES:  Each party shall from time to time, before and after Closing, at the other party’s request, execute and deliver such further documents and instruments and take such further action as either party may reasonably require to consummate the transactions contemplated by this Agreement.

12.
GOVERNING LAW: This Agreement shall be construed in accordance with the laws of the State of Texas notwithstanding any contrary “choice of laws” provision of that or any other State.  Each party hereto agrees that it shall bring any action or proceedings with respect of any claim arising out of or related to this Agreement, whether in tort or contract (express or implied) or at law or in equity, exclusively in the Court.

13.
NOTICES: Any notice, consent or other communication required or permitted hereunder shall be given to the parties at their respective addresses and in the manner provided for in the Purchase Agreement.

14.
COUNTERPARTS/FACSIMILE SIGNATURES: This Agreement may be executed in multiple counterparts, including emailed or faxed counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

15.	HEADINGS: The headings herein are for reference only and shall not affect the interpretation of this Agreement.

16.
SEVERABILITY:  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity in such jurisdiction without invalidating the remainder of such provision or the remaining provisions of this Agreement.

 (Signature Page Follows)

IN WITNESS WHEREOF, the signatories hereto have executed this Agreement as of the Effective Date.

DGSE COMPANIES, INC., a Nevada corporation

By:
Dr. L.S. Smith
Chief Executive Officer

STANFORD INTERNATIONAL BANK, LTD., an entity organized under the laws of Antigua

By:
Name: Ralph S. Janvey
Title: Receiver

Acknowledged and Agreed to:
superior galleries, inc.

____________________________
By:  Scott Williamson
Chief Operating Officer